EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 10, 2002 except for
Note 1 and 15 which are as of June 27, 2002, relating to the consolidated financial statements, which appears in The 3DO Company's Annual Report on Form 10-K for the year ended March 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Jose, California
February 3, 2003